UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2175 Point Boulevard Suite 375 Elgin, Illinois	60123
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code: (847) 836-5670

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant's Certifying Accountant.

 (a)           On October 24, 2008, the Audit Committee of the Board of Directors (the “Audit Committee”) of Heritage-Crystal Clean, Inc. (the “Company”) approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.  KPMG was notified of its dismissal on October 24, 2008.

During the years ended December 30, 2006 and December 29, 2007, and the subsequent interim period through October 24, 2008, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their opinion; and (ii) there were no reportable events.

The audit reports of KPMG on the financial statements of the Company as of and for the years ended December 30, 2006 and December 29, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

 A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.

(b)           On October 24, 2008, the Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2009. Grant Thornton accepted the appointment on October 24, 2008. During the years ended December 30, 2006 and December 29, 2007, including the subsequent interim period through October 24, 2008, neither the Company nor anyone on its behalf has consulted with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

16.1    Letter from KPMG LLP to the Securities and Exchange Commission dated October 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.
Date: October 29, 2008	By: /s/ Gregory Ray
Gregory Ray Chief Financial Officer, Vice President, Business Management and Secretary